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Exhibit 10.18(b)

        Archbrook Holdings International LLC
100 Front Street, Suite 1410
West Conshohocken, PA 19428-2884

June    , 2004

Instant Cash Loans Limited
c/o Dollar Financial U.K. Ltd.
Castlebridge Office Village
Kirtley Drive, Castle Marina
Nottingham, England NG7 1LD
United Kingdom
Attn: Richard Withers

Dollar Financial Group, Inc.
1437 Lancaster Avenue
Berwyn, PA 19312-1288
Attn: Donald F. Gayhardt

Ladies and Gentlemen:

        Reference is made to the Participation and Servicing Agreement dated as of November 15, 2002 (the "Financing Document") among Instant Cash Loans Limited ("Seller"), Archbrook Holdings International LLC ("Purchaser") and Dollar Financial Group, Inc. ("Dollar"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Financing Document. We, Seller and Dollar have agreed that, on the Payoff Date (as hereinafter defined), Seller (or Dollar on behalf of Seller) will repurchase from Purchaser its Participation Interest in all Contracts (the "Repurchased Contracts") in which Purchaser owns an interest under, and otherwise repay in full all of the obligations and liabilities (the "Obligations") of Seller to Purchaser in respect of, the Financing Document.

        1.     This letter will confirm that, upon receipt by Purchaser of:

          (a)   no later than 5:00 p.m., eastern time, on June 30, 2004, a wire transfer of immediately available funds to Purchaser in the aggregate amount of $8,380,600 (the "Payout Amount"), consisting of:

            (i)    $8,000,000 representing the principal of the Commitment Amount outstanding under the Financing Document;

            (ii)   $276,660 representing a prepayment penalty, and

            (iii)  accrued interest for the month of June 2004 in the amount of $104,000

          (b)   a fully-executed counterpart (which may be a facsimile) of this letter agreement signed by Seller and Dollar,

(the date on which all of the foregoing conditions shall first be satisfied herein called the "Payoff Date"), without further action, (i) Purchaser shall be deemed to transfer, assign, set over and otherwise convey to Seller in respect of each of the Repurchased Contracts (1) all right, title and interest of Purchaser in such Contract and all monies due thereon or paid thereunder or in respect thereof on or after the Payoff Date, (2) all documents and information contained in the Contract Files and the Servicing Files related to such Contract (to the extent not already in Seller's possession), and (3) all proceeds of the foregoing, (ii) all of the Obligations shall be terminated and satisfied in full, (iii) Dollar shall be released from all of its obligations as Master Servicer under the Financing Document and (iv),the Financing Document and any and all other representations, warranties covenants and conditions contained therein shall be deemed terminated and of no further force and effect, except that the indemnification obligations of the parties set forth in Section 4.06 thereof shall survive termination of the Financing Document. Upon receipt of the Payout Amount in accordance with the foregoing and satisfaction of the other conditions referred to above, Purchaser agrees to release, on and effective from the Payoff Date, all of its security interests and liens created as security for the Obligations, including but not limited to any and all of its security interests in and liens on the Repurchased Contracts.

        2.     Please transfer the Payout Amount to Wachovia National Bank, N.A., Reading (city), Pennsylvania (state) (ABA No. 031 201 467) Account No. 2000 0096 5088 6, by wire transfer of immediately available funds, for receipt no later than 5:00 p.m., eastern time, on the Payoff Date.

        3.     Seller hereby confirms that the commitments of Purchaser under the Financing Document to purchase a Participation Interest in contracts originated by or on behalf of Seller are terminated as of the Payoff Date.

        4.     Purchaser will, concurrently with the satisfaction of the conditions referred to in Paragraph 1 above, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and if applicable, in recordable form) as are reasonably necessary under the laws of the United Kingdom or the United States, as applicable, to release, as of record, any and all security interests, financing statements, and any and all other notices of security interests and liens previously filed by Purchaser with respect to the Obligations, including but not limited to any and all security interests in and liens on the Repurchased Contracts.

        5.     Purchaser shall execute and deliver to or for Seller such additional documents and shall provide additional information as Seller may reasonably require to carry out the terms of this letter agreement.

        6.     Seller acknowledges that the amounts referred to in Paragraph 1 above are enforceable obligations of it owed to Purchaser pursuant to the provisions of the Financing Document and confirms its agreement to the terms and provisions of this letter by returning to Purchaser a signed counterpart of this letter. This letter may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.

Very truly yours,
ARCHBROOK HOLDINGS INTERNATIONAL LLC
		By:	Archbrook Capital, LLC, its sole member
By:
Name:
Title:
Agreed to by the undersigned:
INSTANT CASH LOANS LIMITED
By:
Name:
Title:
DOLLAR FINANCIAL GROUP, INC.
By:
Name:	Donald F. Gayhardt
Title:	President
cc: Jeffrey P. Waldron, Esq.

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  Exhibit 10.18(b)